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Exhibit 99.1
LENDINGTREE REPORTS SECOND QUARTER 2020 RESULTS

Results demonstrate benefits of diversification & flexible cost structure

•	Consolidated revenue of $184.3 million

•	GAAP net loss from continuing operations of $(8.6) million or $(0.66) per diluted share

•	Variable marketing margin of $82.5 million

•	Adjusted EBITDA of $30.8 million

•	Adjusted net income per share of $0.46

CHARLOTTE, NC - August 4, 2020 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2020.
The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.
"Despite the challenging backdrop, our team executed incredibly well in the second quarter," said Doug Lebda, Chairman & CEO. "While our business has not been immune to effects of the current environment, it has certainly proven resilient. We believe times like these tend to separate the leaders from the pack, and we're confident that our market-leading position should enable to us to reap the benefits of an accelerating digital transformation in consumer finance."
J.D. Moriarty, CFO, added, "Our second quarter results are a testament to the durability of our business. While some of our businesses are being tested, others are thriving and we continue to generate significant cash flows. In addition, our balance sheet is incredibly healthy, and we remain focused on leveraging our market-leading position to propel the company forward."
Second Quarter 2020 Business Highlights

•	Home segment revenue of $74.1 million and segment profit of $38.7 million grew 3% and 60%, respectively, over second quarter 2019.

◦	Within Home, mortgage products revenue grew 22% over the prior year period.

•	Insurance revenue of $72.9 million grew 1% over second quarter 2019 and translated into Insurance segment profit of $30.1 million, up 5% over the same period.

•
Consumer segment revenue of $37.1 million decreased 71% over second quarter 2019, driven by the impact of COVID-19, the ensuing economic recession, and the corresponding tightening of credit among our lender partners.

◦	Within Consumer, credit card revenue of $7.2 million decreased 87% year-over-year.

◦	Personal loans revenue of $8.8 million decreased 79% year-over-year.

◦	Small business revenue declined 82% year-over-year.

•	Through June 30, 15.2 million consumers have signed up for My LendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2020	2019	% Change	2020	% Change

Total revenue	$184.3	$278.4	(34)%	$283.1	(35)%

(Loss) income before income taxes	$(12.5)	$7.3	(271)%	15.9	(179)%
Income tax benefit	3.9	5.7	(32)%	3.1	26%
Net (loss) income from continuing operations	$(8.6)	$13.0	(166)%	$19.0	(145)%
Net (loss) income from continuing operations % of revenue	(5)%	5%		7%

(Loss) income per share from continuing operations
Basic	$(0.66)	$1.01	(165)%	$1.46	(145)%
Diluted	$(0.66)	$0.87	(176)%	$1.34	(149)%

Variable marketing margin
Total revenue	$184.3	$278.4	(34)%	$283.1	(35)%
Variable marketing expense (1) (2)	$(101.8)	$(184.6)	(45)%	$(184.9)	(45)%
Variable marketing margin (2)	$82.5	$93.8	(12)%	$98.2	(16)%
Variable marketing margin % of revenue (2)	45%	34%		35%

Adjusted EBITDA (2)	$30.8	$46.3	(33)%	$44.9	(31)%
Adjusted EBITDA % of revenue (2)	17%	17%		16%

Adjusted net income (2)	$6.4	$17.6	(64)%	$17.1	(63)%

Adjusted net income per share (2)	$0.46	$1.18	(61)%	$1.20	(62)%

(1)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(2)
Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2020	2019	% Change	2020	% Change
Home (1)
Revenue	$74.1	$71.8	3%	$79.2	(6)%
Segment profit	$38.7	$24.2	60%	$35.9	8%
Segment profit % of revenue	52%	34%		45%

Consumer (2)
Revenue	$37.1	$129.0	(71)%	$119.9	(69)%
Segment profit	$19.4	$50.8	(62)%	$43.1	(55)%
Segment profit % of revenue	52%	39%		36%

Insurance (3)
Revenue	$72.9	$71.9	1%	$82.7	(12)%
Segment profit	$30.1	$28.8	5%	$30.5	(1)%
Segment profit % of revenue	41%	40%		37%

Other (4)
Revenue	$0.2	$5.8	(97)%	$1.2	(83)%
Profit (loss)	$0.1	$0.3	(67)%	$(0.3)	(133)%

Total revenue	$184.3	$278.4	(34)%	$283.1	(35)%

Total segment profit	$88.3	$104.1	(15)%	$109.2	(19)%
Brand marketing expense (5)	$(5.8)	$(10.3)	(44)%	$(11.0)	(47)%
Variable marketing margin	$82.5	$93.8	(12)%	$98.2	(16)%
Variable marketing margin % of revenue	45%	34%		35%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)
The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.

(3)	The Insurance segment consists of insurance quote products.
(4)
The Other category primarily includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.

(5)
Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Business Outlook

On April 14, LendingTree withdrew its full-year 2020 guidance due to economic uncertainty related to COVID-19. Today, the company is providing revenue, variable marketing margin and adjusted EBITDA guidance for the third quarter of 2020, as follows:

For third quarter 2020:

•	Revenue is expected in the range of $200 - $215 million.

•	Variable marketing margin is expected in the range of $72 - $80 million.

•	Adjusted EBITDA is expected in the range of $16 - $21 million.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2020 financial results will be webcast live today, August 4, 2020 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Wednesday, August 12, 2020. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #5265009. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #5265009.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Revenue	$184,326	$278,421	$467,410	$540,811
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,464	16,310	27,716	33,980
Selling and marketing expense (1)	113,921	191,629	309,459	366,520
General and administrative expense (1)	28,489	27,951	60,571	59,068
Product development (1)	10,812	10,175	21,775	20,341
Depreciation	3,550	2,559	6,928	5,041
Amortization of intangibles	13,756	14,280	27,513	27,707
Change in fair value of contingent consideration	9,175	2,790	1,053	17,382
Severance	32	403	190	457
Litigation settlements and contingencies	(1,325)	8	(996)	(199)
Total costs and expenses	191,874	266,105	454,209	530,297
Operating (loss) income	(7,548)	12,316	13,201	10,514
Other (expense) income, net:
Interest expense, net	(4,955)	(5,095)	(9,789)	(10,563)
Other income	7	71	7	139
(Loss) income before income taxes	(12,496)	7,292	3,419	90
Income tax benefit	3,880	5,689	6,941	13,441
Net (loss) income from continuing operations	(8,616)	12,981	10,360	13,531
Loss from discontinued operations, net of tax	(21,141)	(763)	(25,716)	(1,825)
Net (loss) income and comprehensive (loss) income	$(29,757)	$12,218	$(15,356)	$11,706

Weighted average shares outstanding:
Basic	12,984	12,805	12,971	12,762
Diluted	12,984	14,908	13,954	14,622
(Loss) income per share from continuing operations:
Basic	$(0.66)	$1.01	$0.80	$1.06
Diluted	$(0.66)	$0.87	$0.74	$0.93
Loss per share from discontinued operations:
Basic	$(1.63)	$(0.06)	$(1.98)	$(0.14)
Diluted	$(1.63)	$(0.05)	$(1.84)	$(0.12)
Net (loss) income per share:
Basic	$(2.29)	$0.95	$(1.18)	$0.92
Diluted	$(2.29)	$0.82	$(1.10)	$0.80

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$333	$197	$575	$350
Selling and marketing expense	1,597	2,283	2,753	4,032
General and administrative expense	9,729	11,686	18,852	21,907
Product development	1,499	1,816	2,895	3,746

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$101,764	$60,243
Restricted cash and cash equivalents	94	96
Accounts receivable, net	77,037	113,487
Prepaid and other current assets	25,654	15,516
Current assets of discontinued operations	84	84
Total current assets	204,633	189,426
Property and equipment, net	34,735	31,363
Operating lease right-of-use assets	87,892	25,519
Goodwill	420,139	420,139
Intangible assets, net	154,067	181,580
Deferred income tax assets	84,160	87,664
Equity investment	80,000	—
Other non-current assets	5,192	4,330
Non-current assets of discontinued operations	16,759	7,948
Total assets	$1,087,577	$947,969

LIABILITIES:
Revolving credit facility	$130,000	$75,000
Accounts payable, trade	8,792	2,873
Accrued expenses and other current liabilities	88,569	112,755
Current contingent consideration	19,029	9,028
Current liabilities of discontinued operations	63,006	31,050
Total current liabilities	309,396	230,706
Long-term debt	271,378	264,391
Operating lease liabilities	86,649	21,358
Non-current contingent consideration	9,488	24,436
Other non-current liabilities	4,689	4,752
Total liabilities	681,600	545,643

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,730,643 and 15,676,819 shares issued, respectively, and 13,089,325 and 13,035,501 shares outstanding, respectively	157	157
Additional paid-in capital	1,196,990	1,177,984
Accumulated deficit	(608,009)	(592,654)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	405,977	402,326
Total liabilities and shareholders' equity	$1,087,577	$947,969

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended June 30,
	2020	2019
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$(15,356)	$11,706
Less: Loss from discontinued operations, net of tax	25,716	1,825
Income from continuing operations	10,360	13,531
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss (gain) on impairments and disposal of assets	552	(1,729)
Amortization of intangibles	27,513	27,707
Depreciation	6,928	5,041
Non-cash compensation expense	25,075	30,035
Deferred income taxes	(7,000)	(13,624)
Change in fair value of contingent consideration	1,053	17,382
Bad debt expense	949	1,282
Amortization of debt issuance costs	1,158	970
Amortization of convertible debt discount	6,250	5,929
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	1,956	184
Changes in current assets and liabilities:
Accounts receivable	35,501	(48,396)
Prepaid and other current assets	1,369	(190)
Accounts payable, accrued expenses and other current liabilities	(19,134)	28,105
Current contingent consideration	(2,670)	(3,000)
Income taxes receivable	63	4,388
Other, net	(2,007)	260
Net cash provided by operating activities attributable to continuing operations	87,916	67,875
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(9,108)	(9,769)
Proceeds from sale of fixed assets	—	24,062
Equity investment	(80,000)	—
Acquisition of ValuePenguin, net of cash acquired	—	(105,578)
Acquisition of QuoteWizard, net of cash acquired	—	447
Net cash used in investing activities attributable to continuing operations	(89,108)	(90,838)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(6,068)	(7,646)
Contingent consideration payments	(3,330)	(3,000)
Net proceeds from (repayment of) revolving credit facility	55,000	(10,000)
Payment of debt issuance costs	(306)	(31)
Purchase of treasury stock	—	(3,976)
Other financing activities	(14)	—
Net cash provided by (used in) financing activities attributable to continuing operations	45,282	(24,653)
Total cash provided by (used in) continuing operations	44,090	(47,616)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(2,571)	(6,152)
Total cash used in discontinued operations	(2,571)	(6,152)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	41,519	(53,768)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	60,339	105,158
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$101,858	$51,390

Non-cash investing activities:
Capital additions from tenant improvement allowance	$—	$1,111

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(in thousands)
Selling and marketing expense	$113,921	$195,538	$191,629
Non-variable selling and marketing expense (1)	(12,091)	(11,772)	(12,079)
Cost of advertising re-sold to third parties (2)	—	1,086	5,053
Variable marketing expense	$101,830	$184,852	$184,603

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income from continuing operations to variable marketing margin and net (loss) income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(8,616)	$18,976	$12,981
Net (loss) income from continuing operations % of revenue	(5)%	7%	5%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	13,464	14,252	16,310
Cost of advertising re-sold to third parties (1)	—	(1,086)	(5,053)
Non-variable selling and marketing expense (2)	12,091	11,772	12,079
General and administrative expense	28,489	32,082	27,951
Product development	10,812	10,963	10,175
Depreciation	3,550	3,378	2,559
Amortization of intangibles	13,756	13,757	14,280
Change in fair value of contingent consideration	9,175	(8,122)	2,790
Severance	32	158	403
Litigation settlements and contingencies	(1,325)	329	8
Interest expense, net	4,955	4,834	5,095
Other income	(7)	—	(71)
Income tax benefit	(3,880)	(3,061)	(5,689)
Variable marketing margin	$82,496	$98,232	$93,818
Variable marketing margin % of revenue	45%	35%	34%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income from continuing operations to adjusted EBITDA and net (loss) income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(8,616)	$18,976	$12,981
Net (loss) income from continuing operations % of revenue	(5)%	7%	5%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	13,756	13,757	14,280
Depreciation	3,550	3,378	2,559
Severance	32	158	403
Loss (gain) on impairments and disposal of assets	22	530	(2,196)
Non-cash compensation	13,158	11,917	15,982
Change in fair value of contingent consideration	9,175	(8,122)	2,790
Acquisition expense	20	2,180	60
Litigation settlements and contingencies	(1,325)	329	8
Interest expense, net	4,955	4,834	5,095
Income tax benefit	(3,880)	(3,061)	(5,689)
Adjusted EBITDA	$30,847	$44,876	$46,273
Adjusted EBITDA % of revenue	17%	16%	17%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income from continuing operations to adjusted net income and net (loss) income per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$(8,616)	$18,976	$12,981
Adjustments to reconcile to adjusted net income:
Non-cash compensation	13,158	11,917	15,982
Loss (gain) on impairments and disposal of assets	22	530	(2,196)
Acquisition expense	20	2,180	60
Change in fair value of contingent consideration	9,175	(8,122)	2,790
Severance	32	158	403
Litigation settlements and contingencies	(1,325)	329	8
Income tax benefit from adjusted items	(5,357)	(1,760)	(4,663)
Excess tax benefit from stock-based compensation	(753)	(1,054)	(7,723)
Income tax benefit from CARES Act	—	(6,104)	—
Adjusted net income	$6,356	$17,050	$17,642

Net (loss) income per diluted share from continuing operations	$(0.66)	$1.34	$0.87
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income	1.15	(0.14)	0.31
Adjustments to reconcile effect of dilutive securities	(0.03)	—	—
Adjusted net income per share	$0.46	$1.20	$1.18

Adjusted weighted average diluted shares outstanding	13,814	14,158	14,908
Effect of dilutive securities	830	—	—
Weighted average diluted shares outstanding	12,984	14,158	14,908
Effect of dilutive securities	—	1,201	2,103
Weighted average basic shares outstanding	12,984	12,957	12,805

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019, in our Form 10-Q for the period ended March 31, 2020, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to partners and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208